Exhibit 10(i)



                                EMPLOYMENT AGREEMENT


     This Agreement (the "Agreement") is made and entered into as of January 1, 1997, between LAVVTER INTERNATIONAL, INC., a Delaware corporation, (the "Company"), and LUDWIG P. HORN (the "Employee").

     1. POSITION AND DUTIES. The Employee shall have the title and position of Vice President, Ink Vehicle Research/Development.

     The Employee shall devote his full working time and creative energies to the performance of his duties hereunder and will, at all times, devote such additional time and efforts as are reasonably sufficient for fulfilling the significant responsibilities entrusted to him.

     2. PERIOD OF CONTRACT EMPLOYMENT. The term "Period of Contract Employment," as used in this Agreement, means the period beginning on January 1, 1997 and ending on the earlier of (a) twelve (12) months from the commencement of employment or (b) termination of the Employee's employment with the Company pursuant to Section 6 herein. This Agreement shall automatically be renewed for a like term unless written notice of termination is given as provided herein at least thirty (30) days prior to the termination of the Period of Contract Employment.

     3. ANNUAL BASE SALARY. During the Period of Contract Employment, the Company agrees to pay the Employee a base salary (the "Base Salary") in the annual amount of One Hundred Ten Thousand Dollars ($110,000.00). The Base Salary shall be payable as current salary, subject to all applicable withholding and deductions, in installments in accordance with the Company's customary payroll practices. The Base Salary may be increased at the sole discretion of the Company.

     4. BONUS COMPENSATION. Upon and in consideration of Employee executing and agreeing to this Employment Agreement and the covenants and obligations hereunder, the Company shall pay the Employee a signing bonus of Ten Thousand Dollars ($10,000.00), less withholding and deductions as required by law. The bonus shall be paid at the first regular payroll period after the execution of this Agreement.

     5. BENEFITS. During the Period of Contract Employment, the Employee shall be entitled to participate in or received benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, retirement, disability, life insurance and sick leave, generally made available by the Company to its employees, subject to or on a basis consistent with the terms, conditions, eligibility requirements and overall administration of such plans or arrangements; PROVIDED, that such plans and arrangements are made available at the discretion of the Company and noting in this Agreement establishes any right of the Employee to the availability of, eligibility for or continuance of any such plan or arrangement.

     6. TERMINATION BY THE COMPANY. The Company may terminate the Employee's employment hereunder with or without due cause at any time during the Period of Contract Employment by giving written notice ("Termination Notice") to the Employee. Such termination shall become effective upon the date specified in the Termination Notice (the "date of termination").

     (a) In the event such termination is without due cause and provided that the Employee shall have executed and delivered to the Company a General Release in a mutually agreeable form and the termination is not pursuant to subsections (b), (c) or (d) of this Section, the Employee shall be entitled to:

           (i) payment of all earned but unpaid Base Salary, and vacation pay through the date of termination, payable in a lump sum within five (5) days after the date of termination;

           (ii) payment of an amount equal to the Base Salary the Employee would have earned during the unfulfilled remainder of the Period of Contract Employment (the "Severance Period"), payable in equal installments over the Severance Period in accordance with the Company's customary payroll practices provided the Employee is not in violation of Sections 8 through 12 of this Agreement and provided further that the Employee shall have executed and delivered to the Company a General Release in a mutually agreeable form;

           (iii) rights and benefits of the Employee under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provisions of such plans and programs; and

           (iv) upon the termination of his employment by the Company under this subsection (a), the Employee shall have no right to compensation except as set forth in this subsection of this Agreement.

     (b) The employment of the Employee may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee his Base Salary and any unused vacation accrued to the date of such termination and -not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) the Employee's gross neglect or willful misconduct in the discharge of his duties and responsibilities; (b) the Employee's failure to obey appropriate written directions from his Manager; (c) any willful or purposeful act (or any act or omission taken in bad faith) of the Employee having the effect of injuring the Company; (d) the Employee's conviction for a felony or for any other crime; (e) the Employee's breach of his duty of loyalty to the Company which breach has the effect of injuring the Company; (D a final determination by a court or governmental agency that the Employee failed to comply with an applicable law, ordinance, rule or regulation materially affecting the Company for which the Employee, was directly responsible; or (g) the breach of any term or provision of this Agreement by the Employee.

     (c) In the event of the death of the Employee, the Company shall pay to the estate or other legal representative of the Employee the Base Salary and any unused vacation accrued to the date of death and not theretofore paid to the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provision of said plans and programs. Neither the estate or other legal representative of the Employee shall have any further rights or obligations under this Agreement.

     (d) If the Employee shall become incapacitated by reason of physical or mental disability (as defined in the Regulations of the Social Security Administration in effect from time to time) and/or shall fail to perform his normal duties for the Company for a cumulative period of twelve (12) weeks in any period of twelve (12) consecutive months, the employment of the Employee may be terminated by the Company or the Employee upon notice to the other. The parties agree that in such event, the Employee shall not be considered as a Qualified Individual with a Disability under the Americans With Disabilities Act. In the event of such termination, the Company shall pay to the Employee his Base Salary and any unused vacation accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company, or which are paid by the Company, shall be determined in accordance with the provisions of such plans and programs.
           Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 8 through 16 of this Agreement.

     7. TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment with the Company by giving a Termination Notice to the Company. Such termination will become effective upon the date specified in the Termination Notice (the "Effective Date") and provided that the Effective Date is at least thirty (30) days after the date of the Termination Notice. In the event that the Employee. delivers a Termination Notice to the Company, the Employee shall be entitled to payment of all earned but unpaid Base Salary, and vacation pay through the Effective Date, payable in a lump sum within fifteen (15) days after the Effective Date.

     8.    CONFIDENTIAL INFORMATION AND PROPRIETARY DATA.

     a. The term "Confidential Information" means information and data not generally known outside the Company (unless as a result of a breach by the Employee or others of any of the obligations imposed by this Agreement or a similar agreement or legal duty) Company's computer programs, methods, processes, formulas, inventions, customer lists, procedures, confidential management information, strategic plans, management reports, information concerning pending transactions, confidential personnel information, confidential financial information and other confidential and proprietary information belonging to the Company or relating to the Company's customers.

     b. Except as otherwise herein provided, the Employee agrees that during the Period of Contract Employment, and thereafter, the Employee will hold in strictest confidence and will not use or disclose to any person, firm, entity, partnership or corporation, without the written authorization of the President of the Company, or use for his own benefit or the benefit of any person, firm, entity, partnership or corporation any of the Company's Confidential Information, except as such use or disclosure may be required in connection with the Employee's work for the Company. The Employee understands that this agreement applies to computerized as well as written information. It is expressly understood, however, that the obligations of this Section shall only apply for as long as and to the extent that the aforesaid Confidential Information has not become generally known to or available for use by the public other than by the Employee's act or omission or a breach by another person of a legal duty or obligation.

     c. The Employee agrees that he has no proprietary interest in the Company's Confidential Information, and that he will not take any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, upon or after termination of employment with the Company, without the prior written consent of the Company. The Employee agrees that upon termination of employment with the Company, he shall deliver promptly and return to the Company all such materials, along with all other property, brochures, lists, supplies, property, and documents of the Company or relating to its customers and prospective customers, in his possession or control.

     9. NON-SOLICITATION OF COMPANY'S CUSTOMERS AND PROSPECTIVE CUSTOMERS. The Employee agrees that during the term of his employment with the Company and for a period of two (2) years after the termination of such employment, he will not, for himself, or as an employee or otherwise, directly or indirectly, solicit or transact business with any customer of the Company for services which are provided by the Company and which was a customer of the Company which the Employee had contact with during his last twelve (12) months of employment or about which the Company developed Confidential Information during his last twelve (12) months of employment with the Company. The Employee also agrees that during the Period of Contract Employment with the Company and for a period of two (2) years after the termination of such employment, he will not for himself or as an employee, consultant or otherwise, directly or indirectly, solicit for sales or services or transact any business with any prospective customer of the Company which was a prospective customer of the Company, and with which he had contact with during his last twelve (12) months of employment or about which he obtained Confidential Information during the last twelve (12) months of his employment with the Company.

     10. NON-COMPETITION. The Employee further agrees that during and for a period of two (2) years after the Period of Contract Employment with the Company, regardless of reason, whether the termination is initiated or brought about by the Employee, by the Company, or otherwise, unless such termination is caused by the Company ceasing to do business, the Employee absolutely and unconditionally agrees that he will not directly or indirectly, either for his own account or for the benefit of any person or entity, engage in competitive activities with the Company. 'Competitive activities with the Company" shall include but not be limited to, being a director, officer, stockholder (except the Employee may purchase shares in a publicly traded company not to exceed five percent (5%) of the issued and outstanding shares of the publicly traded company), agent, representative, consultant, officer or employee of a partnership, sole proprietor, or any other entity which is engaged in the manufacture and sale of chemical resins, ink vehicles and other products manufactured by the Company.

     11. NON-SOLICITATION OF EMPLOYEES. During the period of this Agreement and for a period of twelve (12) months thereafter, the Employee agrees to refrain from directly or indirectly soliciting, inducing, persuading or assisting the Company's employees, agents or representatives from leaving their employment or relationship with the Company.

     12. NOTIFICATION OF EMPLOYMENT. For a period of two (2) years after termination of this Agreement, or for a period of two (2) years after the end of the Employee's association with the Company, whichever is later, Employee shall inform any prospective new employer, principal, or associate which is or is seeking to become engaged in the same or similar business as the Company of the existence of this Agreement and provide same with a copy of this Agreement prior to accepting any employment or entering into any business relationship.

     13. DISCLOSURE OF INTELLECTUAL PROPERTIES. Employee will make prompt and full disclosure to the Company or to its designated representatives of any and all intellectual property acquired during the period of his employment by the Company, including technological innovations, discoveries, inventions, designs, formulae, know-how, tests, performance data, processes, production methods, improvements to all such property, and all recorded material defining, describing, or illustrating all such property, whether written or not and whether stored in plain or in code form (hereinafter collectively referred to as "Intellectual Property"), whether or not patentable, copyrightable, or subject to trademark, (1) which he has made, conceived, originated, devised, discovered, invented, or developed or which he may hereafter make, conceive, originate, devise, discover, invent or develop either solely or jointly with others, during any Period of Contract Employment with the Company, whether during working hours or not, and which relate or have application to business of the general nature now or hereafter carried on or contemplated by the Company during any Period of Contract Employment and (ii) which he may make, conceive, originate, devise, discover, invent or develop during the six (6) month period following termination of his employment with the Company and which directly or indirectly relates to work initiated, conducted, observed, or contemplated during any Period of Contract Employment. Employee will not at any time, without the prior written consent of the Company, disclose any Intellectual Properties, whether or not the Intellectual Properties are patentable, copyrightable, or subject to trademark protection.

     14. OWNERSHIP OF INTELLECTUAL PROPERTIES. Employee agrees that the Company shall be the sole owner of all property rights to all Intellectual Properties made, conceived, originated, devised, discovered, invented, or developed by him, either alone or with others, during his employment. Employee agrees that such Intellectual Properties are works made for hire, and further hereby assigns all of his rights therein to Company.

     15. OBLIGATIONS AS TO PATENTS AND OTHER PROTECTIONS. Employee agrees to apply for Letters Patent whenever the Company, in its sole discretion and at its expense, directs him to make such application in the United States and in any or all foreign countries. Such Letters Patent shall be applied for in the Company's own name or otherwise as the Company may desire. Employee will, without charge to the Company, do what the Company deems necessary to vest in the Company the entire interest in all Intellectual Properties and to enable the Company to secure Letters Patent, copyright registrations and trademark registrations and similar protections in the United States and foreign countries. Employee agrees to and does hereby assign to the Company all Intellectual Properties, and all other similar protections which may issue whether in the United States or in such foreign countries.

     Employee agrees to execute and deliver without charge to the Company any documents reasonably requested by the Company in order to demonstrate or protect its ownership of or related to its protection of patent applications and similar protections for Intellectual Properties. Employee further agrees to assist the Company or its nominees in the performance of any lawful acts that the Company at is discretion deems necessary to secure proper patent, copyright, trademark, and other protection for Intellectual Properties and improvements thereon, and to vest in the Company the entire interest therein in the United States and all foreign countries, without additional compensation. Employee also agrees to assist the Company in connection with any demands, reissues, oppositions, litigation, controversy, or other actions involving Intellectual Properties, without additional compensation.

     16. NO COMPANY OBLIGATIONS AS TO PATENTS AND OTHER PROPERTIES. The Company may, at its sole discretion and at its own expense, determine whether to secure legal protection for or develop its Intellectual Properties. The Company shall not be obligated hereunder to file or take any other action to protect its Intellectual Properties from infringement or copying. The filing or prosecution of any patent application, or the maintenance of any other action or protect any Intellectual Properties shall be within the exclusive discretion and under the sole control of the Company, and shall be solely at the Company's expense. Any amounts recovered thereby shall belong to the Company.

     17. REMEDIES FOR BREACH. If the Employee shall breach any agreement contacted in Sections 8 through 16 of this Agreement, the Company may bring an action directly in any court of competent jurisdiction to enforce the Agreement. Such breach may render the Employee liable to the Company for damages therefor and entitle the Company to enjoin the Employee from breaching his agreements. In addition, the Company shall have the right to such event to enjoin the Employee from disclosing any confidential information concerning the Company or rendering personal services to any competing business, to enjoin any competing business from receiving the Employee or using any such confidential information and/or to enjoy any competing business from retaining or seeking to retain any other employees of the Company.

     18. SEVERABILITY; ENFORCEABILITY. In the event that Sections 8, 9, 10, 11, 12, 13, 14, 15 or 16 of this Agreement or any portion thereof, should ever be adjudicated by a court of competent jurisdiction in proceedings to which the Company is a proper party to exceed the time or geographic or other limitations permitted by applicable law, then such provisions will be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action, the parties hereby acknowledging their desire that in such event such action be taken. Without limiting the foregoing, the covenants contained herein will be construed as separate covenants covering their respective subject matters, including without limitation, with respect to (a) each of the separate cities, countries, metropolitan areas, and each other political subdivision of the United States in which any of the Company or its successors now transact any business or propose to transact business, (b) each business now conducted by the Company or its successors, and (c) the Company and its successors separately. In addition to the above, all provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions or aspects thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion or aspect thereof modified, as set forth above.

     19. GOVERNING LAW. This Agreement is being made and executed in and is intended to be performed in the Sate of Illinois and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Illinois, without regard to the conflict of laws principles thereof.

     20. ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto relating to the subject matter hereof and, as of the date hereof, supersede, cancel and annual all previous employment agreements between the Company (and/or its predecessors) and the Employee, as the same may have been amended or modified, and any right of the Employee thereunder other than for compensation accrued thereunder as of the date hereof, and supersede, cancel and annual all other prior written and oral agreements between the Employee and the Company or any predecessor to the Company. The terms of this Agreement are intended by the parties to be final expression of their agreement with respect tot he employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement does not, however, supersede or negate the terms of the Employee Confidentiality Agreement dated December 21, 1983, between Employee and the Company, and the parties hereto reconfirm the existence and validity of such Employee Confidentiality Agreement.

     21.   DISPUTES.   Other than an action brought under Section 17 related
to Sections 8 through 16 of this Agreement, which may be brought directly in any court of competent jurisdiction, any dispute or controversy arising under, out of, in connection with or in relation to this Agreement, shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Chicago, Illinois. The arbitration proceeding shall be conducted in Chicago, Illinois by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise proved herein. Except as required by the arbitrator, or applicable law, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award In any court having jurisdiction and venue over such parties. The prevailing party (as determined by the arbitrator) shall be awarded by the arbitrator such party's attorney's fees and expenses in connection with such proceedings, in addition to any other relief that may be granted. The non-prevailing party (as determined by the arbitrator) shall pay the arbitrators fees and expenses.

     22. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party will be effective upon receipt (or refusal of receipt) and will be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid, as follows: If to the Company, addressed to the attention of its President at Lawter International, Inc.; 990 Skokie Boulevard; Northbrook, Illinois 60062; and if to the Employee, at the address set forth below under his signature; or at any other address as any party has specified by notice in writing to the other party.

     23.   AMENDMENTS: WAIVERS.   This Agreement may not be modified,
amended, or terminated except by an instrument in writing, approved by the Board and signed by the Employee and the President. By an instrument in writing similarly executed, the Employee or the Company may waive compliance BY the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     24.   SUCCESSORS AND ASSIGNS.   By reason of the special and unique
nature of the services of the Employee hereunder, it is agreed that neither party hereto may assign any interests, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another corporation, this Agreement shall inure to the benefit of and be binding upon the Employee and the purchasing, surviving, or resulting company or corporation in the same manner and to the same extent as though such company or corporation were the Company.

     25. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     26.   COUNTERPARTS.   This Agreement may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     27.   EFFECT OF TERMINATION.  Sections 8, 9, 10, 11, 12, 13, 14, 15, 16
and 17 shall in all events survive any termination of the Employee's employment and/or the expiration of the Period of Contract Employment.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written and execution of this Agreement supersedes all prior written and/or oral agreements.

LAWTER INTERNATIONAL, INC.                   LUDWIG P. HORN



By: /s/ John P. Jilek                        /s/ Ludwig P. Horn
    ------------------------------------     ---------------------------------

                                              Address:  2619 Colbert Rd.

                                              Waukegan, IL  60085